Exhibit 1
Form 10-SB
Water Petroleum & Environmental Technologies Company

New Elements And Derivatives Copyright 1995 and 1996:

JAMES R. LEONE
Attorney at Law
JAMES R. LEONE & ASSOC., P.A
452 Osceola Street, Suites 211-213
Altamonte Springs, FL 32701

(407) 831-1255
FAX 831-3573

P. 0. Box 948202
Maitland, Florida 32794-8202

Licensed to the parties for the purposes indicated herein, and to any person for storage and reproduction as is, complete or partial with Copyright notice.

                     ARTICLES OF INCORPORATION

                                OF

       WATER PETROLEUM & ENVIRONMENTAL TECHNOLOGIES COMPANY

                     a for profit corporation

                         ARTICLE I - NAME

The name of this corporation is:

       WATER PETROLEUM & ENVIRONMENTAL TECHNOLOGIES COMPANY

    ARTICLE II - PRINCIPAL OFFICE STREET AND MAILING ADDRESSES

      The street address of the initial principal office, and, if different, the mailing address of the corporation, is as follows:

185 Lincoln Street, Suite 200
Hingham, Massachusetts 02043

Mailing Address:
Same

                    ARTICLE III - CAPITAL STOCK

3A.  Number And Classes Of Shares

      3A(1) Total Shares Issuable, Applicable Terms. The number of shares of capital stock this corporation is authorized to issue and have outstanding at any one time is ONE HUNDRED MILLION (100,000,000) shares, all with $ 0001 (1/100 cents) VALUE PER SHARE unless otherwise specified. If a par or stated value is specified, stock may not be originally issued by the corporation for a consideration of less than par or stated value. Stock shall be issued only for consideration, as permitted by law, and the dollar value thereof shall be determined by the Board of Directors. For
accounting   and  other  purposes,  any  required  allocation   of
consideration for shares shall be $.001 per share for paid in capital or as otherwise legally determined by the Board of Directors or its delegates. The corporation's stock authorized for issuance pursuant to the provisions of applicable law, consists of the following number of shares and classes, subject to any legally permissible terms set forth in these Articles, as may be amended.

     3A(2) Common Shares. SEVENTY FIVE MILLION (75,000,000) shares of Common Stock, being voting stock, with $. 0001 (1/ 100 cents) par value per share.

      3A(3) Preferred Shares. TWENTY FIVE MILLION (25,000,000) shares of Common Stock, with $.0001 (1/100 cents) par value per share issuable in one or more classes or series as indicated herein and otherwise as permitted by law.

      3A(4)(A) Certain Terms Of Preferred Or Other Shares. If required by law, each class or series of preferred shares (or any other class or series of shares of stock) shall be designated herein amendment prior to issuance, as Preferred Shares or by any name and/or letter or number, but which name shall be (A) other than common shares if entitled to preference in the distribution of dividends or assets, or (B) other than preferred shares if not entitled to preference in the distribution of dividends or assets.

       3A(5) Relative Rights, Preferences And Limitations. Variations in the relative rights, preferences and limitations of various securities may be as stated under "Certain Terms Of Preferred Or Other Shares", Section 3A(4) (A) herein, and 'Board Power to Designate Securities And Fix Terms", Section 3C(1) herein, or elsewhere in these Articles.

3B.  Common Stock Series: Voting And Dissolution Rights Of  Common
And Other Stock.

      3B(I) Common Stock Rights In General. Common Shares shall have all of the proprietary interests in the corporation, nonexclusively including all rights as to voting, dividends, and assets, except as expressly provided to the contrary herein or by operation of law, and subject only to any preferences and rights expressly granted to any other class or series of securities.

     3B(2) Voting Rights. Common Stock has unlimited voting rights but additional classes or series of voting shares of any nature may be established to the extent permitted by law. References to vote" or "voting herein, in the Bylaws, or other governing documents, shall be deemed to include action by written consent to the full extent permitted by law.

       3B(3) Rights To Assets Following Dissolution. Unless otherwise specified, holders of Common Shares are entitled to receive prorata share by share the net assets of the corporation following dissolution (and liquidation of assets and payment of creditors), but additional classes or series of shares or other securities of any nature entitled to receive the net assets of the corporation following dissolution (and liquidation of assets and payment of creditors) may be established to the extent permitted by law.

      3B(4) Other Series Of Common Stock. In particular, other classes or series of Common Shares may be established by the Board of Directors.

      3B(5) Cross Reference To Stock Designation Requirements Of Law. See "Certain Terms of Preferred Or Other Shares", Section 3A(4)(A) herein.

3C. Additional Classes Or Series; Predestination Of Securities.

      3C(1) Board Power To Designate Securities And Fix Terms. The Board of Directors shall have full authority to the extent permitted by law to amend these articles to establish one or more classes or series of any common, preferred, special or other class or series of stock or other securities, to designate same, and to fix and determine the variations in the relative rights, preferences and limitations between classes or series. See "Certain Terms Of Preferred Or Other Shares", Section 3A(4) (A) herein. Also, the Board of Directors may redesignate the title of any class or series of any outstanding or unissued securities in a distinguishable manner from every other class or series, by amendment hereto. The Board of Directors may or may not require or permit replacement of any securities certificates at any time other than upon transfer, subdivision or consolidation of holdings, at which time replacement shall be required, to show the new designation.

3D. Bylaws May Define And Clarify These Provisions.

      To the extent permitted by Nevada Statutes the Bylaws may define and clarify any provisions contained herein relating to stock shares or other securities.

       ARTICLE IV - REGISTERED OFFICE AND AGENT APPOINTMENT

The street address of the registered office of this corporation shall be:

502 N. Division Street
Carson City, Nevada 89703

      The name of the resident agent of this corporation at the registered office of this corporation shall be:

          CORPORATE SERVICES OF NEVADA

      The  written  statement  of the simultaneous  acceptance  of
appointment   of   the   resident  agentis  enclosed   with   this
appointment.

                    ARTICLE V - INCORPORATOR(S)

The name and address of each incorporator of the corporation is:

Name                Address

JAMES R. LEONE      452 Osceola Street, Suites 211-213
                    Altamonte Springs, Florida 32701

        ARTICLE VI - DURATION; EFFECTIVE COMMENCEMENT DATE

      This corporation shall exist perpetually. This corporation shall commence at the time and on the date of filing of these Articles.

            ARTICLE VII - CERTAIN STATUTORY EXCEPTIONS

      This  corporation  hereby elects to  be  excepted  from  the
following   provisions  of  law  or  any  comparable   replacement
provisions:

                               NONE

                     ARTICLE VIII - AMENDMENT

      8A. General Amendment Provision. This corporation reserves the right to amend or repeal any provisions contained in these
Article Incorporation or the corporation's Bylaws, or in any amendment hereto, and all rights conferred upon the shareholders are subject to this reservation.

      8B. Amendment of Articles or Bylaws for Supermajority Quorum or Vote Requirement, Delayed Repeal of This Provision. Any provision of these Articles of Incorporation or the corporation's Bylaws requiring more than a majority quorum or vote of directors or shareholders may be adopted and may be amended or repealed, in each case, only by the percentage vote specified in such provision, so long as this requirement is in effect in this form. This requirement shall remain in effect in this form (A) until amended or repealed by unanimous vote(s), unless it is legally permissible for it to remain in this form as follows, (B) for six
(6) months after the taking of a vote or the giving of all the necessary signatures on a consent, pursuant to which vote or consent this requirement is to be repealed or amended or replaced in any fashion (for example, by merger with, or by sale of assets to, a commonly controlled entity) effectively lowering or permitting lowering the vote so required. This provision may only be repealed or amended by a majority vote of shareholders unless a different vote is required by law, or these Articles of Incorporation.

                ARTICLE IX - DIRECTORS AND OFFICERS

      9A. Number Of Directors; Bylaws Automatically Amended To Reflect Number of Direction. The number of directors of this corporation shall be FOUR (4). The number of directors may be increased or decreased from time to time by the Bylaws but shall never ~be less than one. Any duly adopted resolution adding or removing a Director, or setting forth the entire Board of Director shall be deemed to amend the Bylaws to the extent necessary to reflect any change in their number, except to the extent a larger number is specifically provided.

      9B. Present Directors. The name and address of each director of this corporation are as follows:

NAME                ADDRESS                             OFFICE
NEAL M. BROWN       185 LINCOLN STREET, SUIT 200       DIRECTOR
                    HINGHAM MASSACHUSETTS 02043

GEORGE TECCI, JR    551 BOYLSTON STREET                DIRECTOR
                    5TH FLOOR
                    BOSTON MASSACHUSETTS 02116

GERHARD R. MELNIK   200 HOPE STREET                    DIRECTOR
                    LONGWOOD FLORIDA

                   ARTICLE X - PURPOSE/BUSINESS

      This corporation is organized for the purpose of transacting any and all lawful business for which corporations may be incorporated under Nevada Statutes, provided that it will not engage in any act or activity requiring the consent or approval of any government official, department, board, agency or other body of any local, state or federal government having jurisdiction over such act or activity, without obtaining such consent or approval.

                        ARTICLE XI - BYLAWS

      The power to adopt, alter, amend or repeal Bylaws shall be vested in the Board of Directors and/or the shareholders, except as otherwise provided by law. However, the shareholders, in amending or repealing the Bylaws generally or a particular Bylaw provision, may provide expressly that the Board of Directors may not amend or repeal the Bylaws or that Bylaw provision.

                   SIGNATURE OF INCORPORATOR(S)

      IN WITNESS WHEREOF, the undersigned has executed these Articles Of Incorporation this April 18, 1997.


                                   /s/ James R. Leone
                                   Incorporator

Acknowledged  before me this 18th day of April 1997  by  JAMES  R.
LEONE   as   Incorporator  of  Water  Petroleum  &   Environmental
Technologies Company.

/s/ Penny E. Kirkpatrick